Exhibit 99.1

Shineco, Inc. to Launch Hemp Based Cosmeceutical Products in August

BEIJING, July 25, 2019 -- Shineco, Inc. ("Shineco" or the "Company"; NASDAQ: TYHT), a producer and distributor of Chinese herbal medicines, organic agricultural produce, specialized textiles, and various health and well-being focused plant-based products in China, announced today that the Company expects to launch hemp based cosmeceutical products on the Chinese market in August 2019 under its brand, LABEE.

The Company entered into a strategic cooperation agreement (the “Agreement”) with Heilongjiang Harbin Beima Technology Development Co., Ltd.(“HBTD”) on July 19, 2019 for industrial hemp related research, production, and sales including cosmeceuticals, pharmaceuticals, health care products, etc.

Previously, the company gained the exclusive use right of the hemp seed “M11” (the CBD of which can reach 2.97%) through the Institute of Bast Fiber Crops, Chinese Academy of Agricultural Science. The company also jointly developed CBD processing and extraction equipment with the Robot Team of Harbin Institute of Technology.

Mr. Yuying Zhang, Chairman and Chief Executive Officer of Shineco, commented, “This is another milestone in our path to realize the potential of industrial hemp industrialization. For the product development under the LABEE brand, we cooperated with a team of world-class engineers and scientists.”

Mr. Zhang continued, “We have completed the research and development of 18 products under the LABEE brand with CBD as the main component, including hemp leaf active repair mask series, hemp leaf beauty brightening mask and hemp leaf care mask. Experiments have proved that these products have anti-inflammatory, moisturizing, and antioxidant effects, and can be used to relieve skin sensitization and redness, establish protective barriers for skin surface, improve skin self-repair, and treat eczema. We expect to first launch these products in China in August before introducing them to the global market in the future.”

About Shineco, Inc.

Incorporated in Delaware in August 1997 and headquartered in Beijing, China, Shineco is a holding company. Through its subsidiaries and variable interest entities, Shineco undertakes vertically- and horizontally-integrated production, distribution, and sales channels to provide health and well-being focused plant-based products in China. Utilizing modern engineering technologies and biotechnologies, Shineco produces, among other products, Chinese herbal medicines, organic agricultural produce, and specialized textiles. For more information about Shineco, please visit http://tianyiluobuma.com.

Forward-Looking Statements

This press release contains information about Shineco's view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. Shineco encourages you to review other factors that may affect its future results in Shineco's registration statement and in its other filings with the Securities and Exchange Commission.

For more information, please contact:

Tina Xiao
Ascent Investor Relations LLC
Phone: +1-917-609-0333
Email: tina.xiao@ascent-ir.com

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